Exhibit 10.1

EXECUTION VERSION

FORM OF COMPANY SHAREHOLDER VOTING AGREEMENT

This Company Shareholder Voting Agreement (this “Agreement”), dated as of March 3, 2010, is entered into by and among Max Capital Group Ltd., a Bermuda company (“Parent”), and each of the shareholders of Harbor Point Limited, a Bermuda company (the “Company”), listed on Schedule A attached hereto (each, a “Shareholder” and, collectively, the “Shareholders”). Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Plan of Amalgamation (as defined below).

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, the Amalgamation Sub and the Company have entered into an Agreement and Plan of Amalgamation, dated as of the date hereof (the “Plan of Amalgamation”) (as the same may be amended or amended and restated from time to time in accordance with its terms);

WHEREAS, each Shareholder is the record and beneficial owner (as defined in Rule 13d-3 of the Exchange Act, which meaning will apply for all purposes of this Agreement whenever the term “beneficial” or “beneficially” is used) of (a) Company Common Shares (such shares, together with any other securities of the Company having voting rights acquired by such Shareholder (including Company Common Shares acquired upon the exercise of any Company Stock Options or Company Warrants or upon the vesting of any Company Restricted Shares held by such Shareholder) after the Reference Date (as defined below) through the date this Agreement is terminated in accordance with its terms (the period from the date hereof through such termination date being the “Voting Period”) being collectively referred to herein as the “Shares”), (b) Company Stock Options, (c) Company Restricted Shares and (d) the Warrant Percentage (as defined in the Company Warrants) of the Company Warrants held by such Shareholder, in each case, as of March 2, 2010 (the “Reference Date”) and as set forth opposite such Shareholder’s name on Schedule A attached hereto; and

WHEREAS, obtaining the Company Amalgamation Vote is a condition to the consummation of the Amalgamation.

NOW, THEREFORE, in consideration of Parent and the Amalgamation Sub entering into the Plan of Amalgamation and of the mutual covenants and agreements contained herein and other good and valuable consideration, the adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION 1. Representations and Warranties of Each Shareholder. Each Shareholder hereby represents and warrants to Parent as of the date of this Agreement as follows:

1.1. Title to the Shares. Such Shareholder is the record and beneficial owner of the Company Common Shares, Company Stock Options and Company Restricted Shares and the Company Common Shares represented by the Warrant Percentage in the Company Warrants to the extent applicable set forth opposite the name of such Shareholder on Schedule A attached hereto, which, as of the Reference Date, constitutes all of the Company Common Shares and other securities convertible into or exercisable for any Company Common Shares, whether vested or unvested, owned of record or beneficially by such Shareholder.

1.2. Voting Matters. Such Shareholder has the sole power to vote or cause to be voted the Company Common Shares and any other securities convertible into or exercisable for any Company Common Shares set forth opposite the name of such Shareholder on Schedule A attached hereto on the matters specified in Section 4.1 hereof, free and clear of any and all claims, liens, encumbrances or restrictions on the right to vote such Shares, except (a) as may exist by reason of this Agreement, (b) pursuant to applicable Law or (c) as referenced in Section 3.4 hereof. In furtherance (and not in limitation) of the foregoing, such Shareholder represents and warrants to Parent that all proxies heretofore given in respect of any of its Shares, if any, are not irrevocable and that all such proxies have been properly revoked or are no longer in effect as of the date hereof.

1.3. Organization. To the extent such Shareholder is a corporation, partnership, limited liability company or other entity, such Shareholder is duly organized, validly existing, and in good standing (or the equivalent concept to the extent applicable) under the laws of the jurisdiction of its incorporation, formation or organization.

1.4. Authority Relative to this Agreement. To the extent such Shareholder is a corporation, partnership, limited liability company or other entity (a) such Shareholder has all requisite corporate, company, partnership or other power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement to which it is a party and (b) the execution and delivery of this Agreement by such Shareholder and the performance of its obligations hereunder and the consummation of the transactions contemplated by this Agreement to which it is a party have been duly and validly authorized by all necessary and appropriate corporate, partnership, company or other action on behalf of such Shareholder. To the extent that such Shareholder is an individual, such Shareholder has the requisite legal capacity to execute and deliver this Agreement, to perform his or her obligations hereunder and to consummate the transactions contemplated by this Agreement to which he or she is a party. This Agreement has been duly and validly executed and delivered by such Shareholder and, assuming the due authorization, execution and delivery by Parent, constitutes a valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except to the extent that enforcement is limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding at law or in equity).

1.5. No Conflict. The execution and delivery of this Agreement by such Shareholder does not, and the performance of its obligations hereunder and the consummation by such Shareholder of the transactions contemplated hereby to which it is a party will not, (a) require any consent or approval by, filing with, or notification to, any Governmental Entity or any other Person, by such Shareholder, (b) to the extent such Shareholder is a corporation, partnership, limited liability company or other entity, violate or conflict with or result in any breach of any provision of the organizational documents of such Shareholder, (c) violate or conflict with or result in any breach of or default (with or without notice or lapse of time or both) under or give to any other Person (with or without notice or lapse of time or both) any right of termination, acceleration or cancellation of, any provision of, or result in the creation of any claims, liens, encumbrances or restrictions on the right to vote such Shares pursuant to, any provision of, any agreement to which such Shareholder is a party or any instrument, permit, concession, franchise or license of such Shareholder or (d) violate or conflict with any Law applicable to such Shareholder or to such Shareholder’s properties or assets, except in the case of the foregoing clauses (a), (c) and (d) only, for any of the foregoing as would not reasonably be expected to materially impair or restrict such Shareholder’s ability to perform its obligations under this Agreement.

1.6. Reliance by Parent. Such Shareholder understands and acknowledges that Parent is entering into, and causing the Amalgamation Sub to enter into, the Plan of Amalgamation in reliance upon such Shareholder’s execution and delivery of this Agreement.

SECTION 2. Representations and Warranties of Parent. Parent hereby represents and warrants to each Shareholder as of the date of this Agreement as follows:

2.1. Organization. Parent is an exempted company duly incorporated, validly existing and in good standing under the laws of Bermuda.

2.2. Authority Relative to this Agreement. (a) Parent has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement and (b) the execution and delivery of this Agreement by Parent and the performance of its obligations hereunder and the consummation of the transactions contemplated by this Agreement to which it is a party have been duly and validly authorized by all necessary and appropriate corporate action by the board of directors of Parent. This Agreement has been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery by each of the Shareholders party hereto, constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except to the extent that enforcement is limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding at law or in equity).

2.3. No Conflict. The execution and delivery of this Agreement by Parent does not, and the performance of its obligations hereunder and the consummation by Parent of the transactions contemplated hereby will not, (a) require any consent or approval by, filing with, or notification to, any Governmental Entity or any other Person, by Parent or any of its Subsidiaries, (b) violate or conflict with or result in any breach of any provision of the memorandum of association, bye-laws or equivalent organizational documents of Parent or any of its Subsidiaries, (c) violate or conflict with or result in any breach of or default (with or without notice or lapse of time or both) under or give to any other Person (with or without notice or lapse of time or both) any right of termination, acceleration or cancellation of, any provision of, any agreement to which Parent or any of its Subsidiaries is a party or any instrument, permit, concession, franchise or license of Parent or any of its Subsidiaries or (d) violate or conflict with any Law applicable to Parent, its Subsidiaries or their respective properties or assets, except, in the case of the foregoing clauses (a), (c) and (d) only for any of the foregoing as would not reasonably be expected to materially impair or restrict Parent’s ability to perform its obligations under this Agreement.

SECTION 3. Additional Agreements.

3.1. No Other Proxies. Subject to applicable Law, each Shareholder hereby covenants and agrees, that during the Voting Period, except as otherwise specifically contemplated or permitted by this Agreement (including Section 4.1), such Shareholder shall not, and shall not offer or agree to grant any proxy or power of attorney with respect to, deposit into a voting trust or enter into a voting arrangement, whether by proxy, voting agreement or otherwise with respect to any Shares or any interest therein or any of the other securities convertible into or exercisable for any Company Common Shares set forth on Schedule A attached hereto.

3.2. Additional Shares. In the event of a share dividend or distribution, or any change in the Company Common Shares by reason of any share dividend or distribution, split-up, recapitalization, reclassification, combination, conversion or the like, including the exchange of any securities convertible into or exercisable for any Company Common Shares, the term “Shares” shall be deemed to refer to and include such shares as well as all such share dividends and distributions and any securities into which or for which any or all of the Shares may be changed or exchanged or which are received in such transaction. For the avoidance of doubt, it is the intent of the parties that all Company Common Shares or other securities convertible into or exercisable for any Company Common Shares acquired by each Shareholder after the Reference Date through the Voting Period be subject to the provisions of this Agreement.

3.3. Shareholder Capacity; Shareholder Designees. All agreements and understandings made herein shall be made solely in a Shareholder’s capacity as a holder of the Shares and, if a Shareholder is a director or officer of the Company, not in a Shareholder’s capacity as a director or officer of the Company. For the avoidance of doubt, the parties acknowledge and agree that (a) each (i) Shareholder who is a director or (ii) other person who is a designee of a Shareholder on the Company’s Board of Directors shall, in either case, be free to act in his or her capacity as a director of the Company in accordance with his or her duties to the Company, (b) nothing herein shall prohibit or restrict any person described in clause (a) above from taking any action in facilitation of the exercise of his or her duties pursuant to the Plan of Amalgamation (including pursuant to Section 5.4 thereof) or otherwise, (c) nothing herein shall prohibit or restrict any Shareholder who is an officer of the Company from taking any action, or failing to take any action, in his or her capacity as an officer of the Company and in facilitation of the exercise of his or her duties to the Company as such Shareholder determines in good faith is required to comply with the direction of the Company’s Board of Directors and (d) no action taken by any person described in clauses (a) through (c) above acting in the capacities described therein shall be deemed to be a breach or violation by such Shareholder of this Agreement.

3.4. Parent Acknowledgment. Parent acknowledges and agrees that (a) the voting power otherwise conferred by the Shares under bye-law 50 of the Company’s bye-laws may be adjusted pursuant to bye-law 51 of the Company’s bye-laws with respect to any vote on the matters specified in Section 4.1 hereof (a “Voting Power Adjustment”), (b) nothing in this Agreement shall prohibit, limit, affect, modify, interpret or otherwise influence any determination made by the Company with respect to a Voting Power Adjustment and (c) if a Voting Power Adjustment is made with respect to a Shareholder’s Shares, such Voting Power Adjustment shall not form the basis for any breach or violation by such Shareholder of this Agreement. Each Shareholder covenants and agrees that it shall promptly respond to any request of the Company’s Board of Directors for information in the manner specified in bye-law 54 of the Company bye-laws.

SECTION 4. Voting Agreement; Proxy.

4.1. Voting Agreement. Each Shareholder hereby agrees that during the Voting Period, at any meeting of the shareholders of the Company or in any action by written consent of the shareholders of the Company, such Shareholder shall vote (or cause to be voted) all of its Shares:

(a) in favor of adoption of the Plan of Amalgamation and the Amalgamation Agreement, and approval of the terms thereof and of the Amalgamation, and the other transactions contemplated thereby;

(b) in favor of adoption of any proposal in respect of which the Company’s Board of Directors has (i) determined is designed to facilitate the consummation of the Amalgamation, (ii) disclosed the determination described in clause (i) in the Company’s proxy materials or other written materials disseminated to all of the shareholders of the Company and (iii) recommended to be adopted by the shareholders of the Company;

(c) against any Takeover Proposal; and

(d) against any amendments to the memorandum of association or bye-laws of the Company or other proposal or transaction involving the Company or any of its Subsidiaries that in any manner would reasonably be expected to materially impede, interfere with, delay, postpone or adversely affect the Amalgamation or the other transactions contemplated by the Plan of Amalgamation or change, in any manner, the voting rights of any class of capital stock of the Company;

provided that in the event that such Shareholder’s proxy has been granted to the Company pursuant to Section 4.2 (and such proxy remains effective in accordance therewith), Shareholder shall have no obligations under this Section 4.1 with respect to the meeting of the shareholders of the Company for which such proxy has been granted.

4.2. Grant of Proxy.

(a) In furtherance of Section 4.1 of this Agreement, subject to Section 4.2(b) hereof and the proviso set forth below, each Shareholder hereby irrevocably grants to and appoints Parent and up to two of Parent’s designated representatives (the “Authorized Parties”), and each of them individually, as such Shareholder’s proxy (with full power of substitution and resubstitution) for and in the name, place and stead of such Shareholder, to attend all meetings of the shareholders of the Company and to vote the Shares at any meeting of the shareholders of the Company or in any action by written consent of the shareholders of the Company, during the Voting Period solely on the matters and in the manner specified in Section 4.1 hereof, in each case subject to applicable Law (the “Proxy”); provided that in the case of any meeting of the shareholders of the Company during the Voting Period at which a matter described in Section 4.1 is to be considered, such Shareholder’s grant of the Proxy contemplated by this Section 4.2(a) shall be effective if, and only if, such Shareholder has not delivered to the Secretary of the Company at least three Business Days prior to such meeting a duly executed proxy card previously approved by Parent (such approval shall not be unreasonably withheld or delayed) voting such Shareholder’s Shares in the manner specified in Section 4.1. For the avoidance of doubt, the Proxy shall be effective for all actions by written consent of the shareholders of the Company during the Voting Period with respect to the matters set forth in Section 4.1.

(b) It is hereby agreed that the Authorized Parties will use any Proxy granted by any Shareholder solely in accordance with applicable Law and will only vote the Shares subject to such Proxy with respect to the matters and in the manner specified in Section 4.1 hereof. Subject to the foregoing sentence, following the grant of a Proxy pursuant to Section 4.2(a), the vote of an Authorized Party shall control in any conflict between the vote by an Authorized Party of such Shares and any other vote by such Shareholder of its Shares during the Voting Period.

(c) Each Shareholder hereby affirms that any Proxy granted pursuant to this Section 4.2 is given by such Shareholder in connection with, and in consideration of, the execution of the Plan of Amalgamation by Parent, and that any such Proxy will be given to secure the performance of the duties of such Shareholder under this Agreement.

(d) Any Proxy granted pursuant to this Section 4.2 by such Shareholder shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by such Shareholder. Any Proxy granted hereunder shall terminate, and any underlying appointment shall automatically be revoked and rescinded and of no force and effect, upon the termination of this Agreement.

(e) Each Shareholder hereby acknowledges that the Company has agreed, pursuant to Section 5.1 of the Plan of Amalgamation, to recognize the Proxy at any meeting of the shareholders of the Company during the Voting Period. Each Shareholder hereby further agrees that it will not intentionally take any action or fail to take any action with the primary purpose of causing the Company to fail to recognize such Proxy.

4.3. Other Voting. Each Shareholder shall vote on all issues other than those specified in Section 4.1 hereof that may come before a meeting of, or action by written consent by, the shareholders of the Company in its sole discretion; provided that such vote or consent does not contravene the provisions of this Section 4. For the avoidance of doubt, Parent shall not have the right to be granted any proxy of a Shareholder in connection with any such vote.

SECTION 5. Further Assurances. Each Shareholder shall, from time to time, perform such further acts and execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may reasonably request in writing for the purpose of effectuating the matters covered by this Agreement or that are necessary to vest in Parent the power to carry out and give effect to the provisions of this Agreement.

SECTION 6. Termination. This Agreement and the obligations hereunder shall automatically terminate on the first to occur of (a) the termination of the Plan of Amalgamation in accordance with its terms, (b) a written agreement between Parent and a Shareholder to terminate this Agreement (provided that in the case of this clause (b) any such termination shall be effective only with respect to such Shareholder or Shareholders party to such agreement to terminate, and not any other shareholder of the Company party to this Agreement or a similar agreement with Parent), (c) the Effective Time and (d) in the case of any Shareholder who is not a director of the Company and who is not identified on Schedule A attached hereto as having a designee on the Company’s Board of Directors, the Plan of Amalgamation is amended to (i) reduce the Consideration to be paid to such Shareholder in connection with the Amalgamation or (ii) provide for or otherwise result in disparate treatment of such Shareholder vis-a-vis the other shareholders of the Company with regard to the Consideration. The representations, warranties, obligations and agreements of the parties contained in this Agreement shall not survive any termination of this Agreement; provided that in the event this Agreement is terminated under clause (a) of the preceding sentence, no party shall be relieved from its liability for any willful and material breach of its obligations hereunder committed prior to such termination. For the avoidance of doubt, the Voting Period will automatically end when this Agreement is terminated in accordance with this Section 6.

SECTION 7. Miscellaneous.

7.1. Appraisal Rights. Each Shareholder hereby irrevocably and unconditionally waives, and agrees to prevent the exercise of, any rights to require appraisal of its Shares pursuant to Bermuda Law.

7.2. Publication. Each Shareholder hereby permits the Company and Parent to publish and disclose in any proxy statement or prospectus (including any document or schedule filed with the SEC) or any other regulatory filings in connection with the Plan of Amalgamation such Shareholder’s identity and ownership of Company Common Shares, the other information set forth on Schedule A attached hereto, and the nature of its commitments, arrangements and understandings pursuant to this Agreement.

7.3. Expenses. All costs and expenses (including the fees and expenses of investment bankers, accountants and counsel) incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

7.4. Entire Agreement; No Third Party Beneficiaries.

(a) This Agreement, including the Proxy and Schedule A attached hereto, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; provided that if there is any conflict between this Agreement and the Plan of Amalgamation, this Agreement shall control. This Agreement is intended to create a contractual relationship between each Shareholder, on the one hand, and Parent, on the other hand, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto. Without limiting the generality of the foregoing, each Shareholder (i) is entering into this Agreement solely on its own behalf and, except as expressly set forth in this Agreement, shall not have any obligation to perform on behalf of any other shareholder of the Company and (ii) by entering into this Agreement does not intend to form a “group” for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable Law with any other shareholder of the Company. Each Shareholder is not Affiliated with any other holder of Shares entering into a voting agreement with Parent in connection with the Plan of Amalgamation and has acted independently regarding such Shareholder’s decision to enter into this Agreement. Parent acknowledges and agrees that (A) absent an express statement in a representation, warranty, covenant or agreement to joint liability between or among a group of Shareholders specifically identified by name in such representation, warranty, covenant or agreement, all representations, warranties, covenants and agreements of the Shareholders in this Agreement shall be made on a several, and not joint, basis and (B) in accordance with and subject to the foregoing, no Shareholder shall have any liability or obligation for any breach or violation of, or failure to perform under, this Agreement by any other Shareholder.

(b) This Agreement is not intended to, and shall not, confer upon any Person not a party hereto any rights or remedies hereunder.

7.5. Assignment. Except as expressly permitted in an applicable Company Lock-Up Agreement, a Shareholder may not assign any rights or delegate any obligations under this Agreement without the prior written consent of Parent. Parent may not assign any rights or delegate any obligations under this Agreement, in each case, with regard to a Shareholder without the prior written consent of such Shareholder. Any such purported assignment or delegation made in violation of the foregoing shall be null and void.

7.6. Parties in Interest. This Agreement shall be binding upon, inure solely to the benefit of, and be enforceable by, the parties hereto and their successors and permitted assigns (including, for the avoidance of doubt, a Shareholder’s heirs, legal representatives, successors and assigns).

7.7. Amendment; No Waiver. This Agreement may not be amended except by an instrument in writing between Parent and any Shareholder; provided that any amendment shall be effective only with respect to such Shareholder. Neither the failure nor any delay by any party hereto in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. In addition, (a) no claim or right arising out of this Agreement can be discharged by any party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by such party, (b) no waiver that may be given by any party will be applicable except in the specific instance for which it is given and (c) no notice to or demand on a party will be deemed to be a waiver of any obligation of such party and no notice from or demand by a party will be deemed to be a waiver of such party’s right to take further action without notice or demand as provided in this Agreement.

7.8. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

7.9. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) by facsimile upon confirmation of receipt or (c) on the second Business Day following the date of dispatch if delivered by a recognized express courier service. All notices hereunder shall be delivered as set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

if to Parent:

Max Capital Group Ltd.

Max House

2 Front Street

Hamilton, HM 11

Bermuda

Attention: W. Marston Becker

Facsimile: +1 (441) 296-8800

with a copy (which shall not constitute notice) to:

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, New York 10036

Attention: Kerry E. Berchem, Esq.

      Jeffrey L. Kochian, Esq.

Facsimile: + 1 (212) 872-1002

if to a Shareholder, at its respective address set forth on Schedule A attached hereto.

7.10. Governing Law. This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the Laws of the State of New York, without giving effect to its principles or rules of conflict of Laws. In furtherance of the foregoing, the parties hereby acknowledge and agree that it is their intent that the Chosen Courts (as defined below) not apply the internal affairs doctrine for the purposes of any litigation, action, suit or other proceeding with respect to the subject matter hereof.

7.11. Specific Performance; Submission to Jurisdiction. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, subject to the discretion of the Chosen Courts, the parties shall be entitled to an injunction or injunctions to prevent breaches or violations of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. Moreover, and in recognition of the foregoing, each of the parties hereby waives (a) any defense in any action for specific performance of this Agreement that a remedy at law would be adequate and (b) any requirement under any Law for any party to post security as a prerequisite to obtaining equitable relief. Each party irrevocably and unconditionally consents, agrees and submits to the jurisdiction of the United States District Court for the Southern District of New York or any New York State court, in each case, located in the Borough of Manhattan and not in any other State or Federal court in the United States of America or any court in any other country (and appropriate appellate courts therefrom) (the “Chosen Courts”), for the purposes of any litigation, action, suit or other proceeding with respect to the subject matter hereof. Each party agrees to commence any litigation, action, suit or proceeding relating hereto only in the Chosen Courts. Each party irrevocably and unconditionally waives any objection to the laying of venue of any litigation, action, suit or proceeding with respect to the subject matter hereof in the Chosen Courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation, action, suit or proceeding brought in any such court has been brought in an inconvenient forum. The parties agree that a final judgment in any such litigation, action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

7.12. Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to a section or subsection, such reference shall be to a section or subsection of this Agreement unless otherwise indicated. The phrases “the date of this Agreement”, “the date hereof” and terms of similar import, will be deemed to refer to March 3, 2010. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “herein,” “hereof,” “hereunder” and words of similar import shall be deemed to refer to this Agreement as a whole, including Schedule A hereto, and not to any particular provision of this Agreement. Any pronoun shall include the corresponding masculine, feminine and neuter forms. References to “party” or “parties” in this Agreement mean Parent and each of the Shareholders, as the case may be.

7.13. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be considered one and the same agreement and shall become effective when each of the parties has delivered a signed counterpart to the other parties, it being understood that all parties need not sign the same counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic “.pdf” shall be effective as delivery of a manually executed counterpart hereof.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

MAX CAPITAL GROUP LTD.

By:
Name:
Title:

[SHAREHOLDER]

2

Schedule A

Name and Address	Number of Company Common Shares Owned as of March 2, 2010	Number of Company Stock Options Owned as of March 2, 2010	Number of Company Restricted Shares Owned as of March 2, 2010	Warrant Percentage as of March 2, 2010